UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

□	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

TRANSGLOBAL MANAGEMENT GROUP, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

TRANSGLOBAL MANAGEMENT GROUP, INC.
7901 4th Street North, Suite 4887
St. Petersburg, Florida 33702

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Transglobal Management Group, Inc., a Florida corporation (the “Company”), in connection with actions taken by our Board of Directors and the holder of a majority of the voting power of our outstanding capital stock to approve an amendment and restatement of our Articles of Incorporation (the “Restatement”) to increase the Company’s authorized Common Stock from 20,000,000,000 shares to 40,000,000,000 shares. The Restatement was approved by the written consent of our Board of Directors and the holder of all of our outstanding Series A Preferred Stock on October 6, 2026. We are not asking you for a proxy and you are requested not to send us a proxy. The Company is furnishing this definitive Information Statement to its stockholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Regulation 14C promulgated thereunder. A copy of the Restatement is attached to this Information Statement as Exhibit A.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Restatement had not been approved by written consent, it would have been submitted to our stockholders for approval at a special meeting called for that purpose. The elimination of the need for a special meeting is permitted by Section 607.0704, Florida Statutes, which provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if written consents are signed by the holders of not less than the minimum number of votes that would be necessary to authorize or approve the action at a meeting at which all shares entitled to vote were present and voted. Pursuant to the Florida Statutes, approval of the Restatement required the affirmative vote of the holders of a majority of the voting power of our outstanding capital stock entitled to vote thereon. In order to avoid the expense and delay associated with calling and holding a special meeting, our Board of Directors determined that approving the Restatement by written consent was in the best interests of the Company and its shareholders. This Information Statement is being furnished to our stockholders solely as notice of the action taken by written consent.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on October 6, 2026 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	778,330,828 shares of Common Stock;

(ii)	200 shares of Series A Preferred Stock; and

(iii)	8 shares of Series B Preferred Stock.

Each share of Common Stock is entitled to one vote. The 200 outstanding shares of Series A Preferred Stock are entitled, in the aggregate, to 80% of the total voting power of all classes of capital stock entitled to vote, determined on a fully diluted basis in accordance with the terms of the Series A Preferred Stock. The Series B Preferred Stock has no voting rights. Accordingly, the written consent delivered by the holder of the Series A Preferred Stock represented more than the voting power required to approve the Restatement. The transfer agent for our common stock is Pacific Stock Transfer Company, 6725 Via Austi Pkwy #300, Las Vegas, NV 89119.

2

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Restatement. The holder who executed the written consent approving the Restatement possesses sufficient voting power to approve the Restatement without the approval of any other stockholders. Accordingly, no meeting of stockholders is required, and no additional votes will be solicited in connection with the Restatement.

RESTATEMENT OF ARTICLES OF INCORPORATION

We are amending and restating our Articles of Incorporation to increase the Company’s authorized Common Stock from 20,000,000,000 shares to 40,000,000,000 shares. The Restatement also incorporates the Company’s Series B Preferred Stock, consisting of eight (8) of the Company’s 40,000,000 authorized shares of Preferred Stock, which was designated by Articles of Amendment effective October 6, 2026. No other substantive changes are being made to the Company’s Articles of Incorporation.

The 8 outstanding shares of Series B Preferred Stock (i) have no voting rights; (ii) are convertible, at the option of the holder, into one-half of one percent (0.5%) of the issued and outstanding Common Stock per share, calculated immediately after giving effect to the conversion, or four percent (4%) in the aggregate; (iii) are not subject to adjustment for reverse stock splits or other stock consolidations; and (iv) participate in dividends and liquidation distributions on an as-converted basis. Upon conversion, the Series B Preferred Stock will dilute the percentage ownership of holders of Common Stock by up to four percent (4%) in the aggregate. The Restatement will not otherwise alter the rights, preferences or privileges of the Company’s outstanding Common Stock or Series A Preferred Stock. A copy of the Restatement is attached to this Information Statement as Exhibit A for your reference.

PURPOSE AND EFFECT OF THE INCREASE IN AUTHORIZED COMMON STOCK

The Board of Directors believes that increasing the number of authorized shares of Common Stock will provide the Company with additional flexibility to issue Common Stock from time to time for corporate purposes without the expense and delay of seeking stockholder approval for each issuance, except when stockholder approval is otherwise required by applicable law, regulation, the rules of any market on which the Common Stock may then be quoted or listed, or the Company’s governing documents. Such corporate purposes may include raising capital, acquisitions or strategic transactions, settlement or conversion of indebtedness or other obligations, equity compensation, stock dividends or other distributions, and other general corporate purposes.

The additional authorized shares will have the same rights and privileges as the presently authorized shares of Common Stock. Holders of Common Stock do not have preemptive rights and therefore may not have a right to purchase additional shares in order to maintain their proportionate ownership interests. Future issuances of Common Stock may dilute the voting power and percentage ownership of existing stockholders and, depending on the consideration received and the terms of an issuance, may also dilute earnings per share or book value per share.

3

PLANS, ARRANGEMENTS, UNDERSTANDING OR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT TO THE ISSUANCE OF ANY NEWLY AUTHORIZED SHARES OF COMMON STOCK

The Company may issue authorized shares of Common Stock from time to time for one or more of the corporate purposes described above. Except for transactions, obligations or arrangements previously disclosed in the Company’s reports filed with the Securities and Exchange Commission, and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Company does not presently have any specific agreement, arrangement or understanding that requires the issuance of the newly authorized shares resulting from the Restatement. The Board of Directors may authorize future issuances without further stockholder approval except to the extent such approval is required by applicable law, regulation, market rules or the Company’s governing documents. Any material issuance will be disclosed as required by the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

The following table sets forth the beneficial ownership of each of our directors and executive officers, each person known to us to beneficially own more than 5% of the outstanding shares of our Common Stock, and our executive officers and directors as a group, as of October 6, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power. Our principal executive office is 7901 4th Street North, Suite 4887, St. Petersburg, FL 33702. As of October 6, 2026, we had 778,330,828 shares of Common Stock issued and outstanding, 200 shares of Series A Preferred Stock outstanding and 8 shares of Series B Preferred Stock outstanding. Each share of Common Stock is entitled to one vote. The Series A Preferred Stock in the aggregate is entitled to 80% of the voting power of all classes of capital stock entitled to vote on a fully diluted basis. The Series B Preferred Stock has no voting rights. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) by all of our officers and directors as a group, and (iii) by each person known to us to beneficially own more than 5% of our Common Stock or any shares of our voting Preferred Stock.

Name(1)	Shares of Common Stock Beneficially Owned	Percent of Class	Shares of Series A Preferred Stock Beneficially Owned(2)	Percent of Class	Other Beneficial Ownership	Total	Voting Percentage for all Classes (fully-diluted)
Marc Angell(3)	32,430,451	4.0%	200	100.0%	–	200	80.0%
Kelly L. Kirchhoff (4)	–	*	–	*	–	–	*
All directors and executive officers as a group (2 persons)	32,430,451	4.0%	200	100%	–	200	80.0%

__________________

* Indicates less than 1%

(1)	Except as otherwise indicated, the address of each officer and director is c/o Transglobal Management Group, Inc., 7901 4th Street North, Suite 4887, St. Petersburg, FL 33702.
(2)	Shares of our Series A Preferred Stock are not convertible into Common Stock and are entitled, in the aggregate, to 80% of the total voting power of all classes of capital stock entitled to vote, determined on a fully diluted basis in accordance with the terms of the Series A Preferred Stock.
(3)	Marc Angell is the record owner of all 200 outstanding shares of Series A Preferred Stock, representing 100% of the outstanding Series A Preferred Stock and 80% of the aggregate voting power of the Company on a fully diluted basis. Mr. Angell is also the holder of all 8 outstanding shares of Series B Preferred Stock, which have no voting rights and are convertible at his option, in the aggregate, into four percent (4%) of the Company’s outstanding Common Stock, as described under “Restatement of Articles of Incorporation.” The Common Stock shown for Mr. Angell represents the 32,430,451 shares issuable upon conversion of the Series B Preferred Stock, based on 778,330,828 shares of Common Stock outstanding.
(4)	Kelly L. Kirchhoff owns no shares of Series A Preferred Stock.

4

NO DISSENTER’S RIGHTS

Under the Florida Business Corporation Act, stockholders are not entitled to dissenter’s rights of appraisal with respect to the restatement of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Marc Angell, our Chief Executive Officer, a director and the holder of all outstanding Series A Preferred Stock, has a substantial interest in the Restatement because he holds all 8 outstanding shares of Series B Preferred Stock, which are convertible into Common Stock. Other than as described above, no officer or director has any substantial interest in the matters acted upon by our Board and shareholders, other than his or her role as an officer or director. No director has informed us that he or she intends to oppose the Restatement.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended. Our SEC filings are available to the public, free of charge, through the SEC’s Internet website at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 7901 4th Street North, Suite 4887, St. Petersburg, FL 33702, or by calling us at (800) 351-3021. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Marc Angell

Marc Angell

Chief Executive Officer

November 6, 2026

5

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

Transglobal Management Group, Inc., a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:

1. The original Articles of Incorporation of the corporation were filed with the Secretary of State of Florida on January 30, 2008.

2. Pursuant to Section 607.1003 and 607.1007 of the Florida Business Corporation Act, these Restated Articles of Incorporation restate in its entirety and integrate and further amend the provisions of the Articles of Incorporation of this corporation.

3. These Amended and Restated Articles have been adopted and approved by a majority of the shareholders of the corporation.

4. The text of the Amended and Restated Articles of Incorporation as heretofore restated in its entirety is hereby restated and further amended to read as follows:

ARTICLES OF INCORPORATION

OF

TRANSGLOBAL MANAGEMENT GROUP, INC.

ARTICLE I. NAME

The name of the corporation is TRANSGLOBAL MANAGEMENT GROUP, INC. (the “Corporation”).

ARTICLE II. REGISTERED OFFICE

The name and address of the Corporation’s registered office in the State of Florida is Registered Agents, Inc., 7901 4th St N Ste 4887, in the City of St. Petersburg, in the State of Florida.

ARTICLE III. PURPOSE

The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under Florida Law.

6

ARTICLE IV. CAPITAL STOCK

The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Common Stock authorized to be issued is Forty Billion (40,000,000,000). The number of shares of Preferred Stock authorized to be issued is Twenty Million (20,000,000). The Preferred Stock and the Common Stock shall each have a par value of $0.0001 per share.

(A) Provisions Relating to the Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders, except as otherwise required by law.

(B)	Provisions Relating to the Preferred Stock.

(1) The Board of Directors (the "Board") is authorized, subject to limitations prescribed by law and the provisions of this article 4, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i)	The number of shares constituting that series and distinctive designation of that series;

(ii)   The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which dates or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(v)   Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

7

(vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of share of that series;

(viii)	Any other relative or participation rights, preferences and limitations of that series;

(ix) If no shares of any series of Preferred Stock are outstanding, the elimination of the designation, powers, preferences, and right of such shares, in which event such shares shall return to their status as authorized but undesignated Preferred Stock.

(2)	Provisions, Designations, and Characteristics Relating to Series “A” Preferred Stock.

(i)     Two Hundred (200) of the Company's Twenty Million (20,000,000) authorized shares of preferred stock are designated as Series A Preferred Stock;

(ii)   The Series A Preferred Stock shall entitle the holders the right to vote, either together with holders of the Corporation’s common stock, or as a separate class of shares, on any matter upon which the shareholders of common stock of the Corporation may vote, including but not limited to any resolutions purporting to vary any of their rights or create any class of capital stock ranking in priority to them or effect any reorganization which would disadvantage the Series A Preferred Stock relative to the shares of the Corporation’s common stock;

(iii) Each share of Series A Preferred Stock shall have voting rights equal to four times the sum of (a) all shares of Common Stock issued and outstanding on a fully diluted basis at the time of voting; plus (b) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting; divided by (c) the number of shares of Series A Preferred Stock issued and outstanding at the time of voting.

(iv) In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holder(s) of the Series A Preferred Stock shall not be entitled to receive any of the assets of the Corporation;

(v)   Shall be redeemed by the Corporation at the option of the holders thereof for an aggregate of one dollar ($1.00) for all such shares of Series A Preferred Stock so held;

(vi) Shall not entitle the holder(s) thereof to receive dividends, whether in cash, property, or in securities of the Corporation; and

(vii) shall not be able to convert such Series A Preferred Stock into the Corporation’s common stock.

8

(3)	Provisions, Designations, and Characteristics Relating to Series “B” Preferred Stock.

(i)     Eight (8) of the Corporation’s Twenty Million (20,000,000) authorized shares of Preferred Stock are designated as Series B Preferred Stock;

(ii)   Conversion Right. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, without the payment of additional consideration, into that number of shares of Common Stock equal to one-half of one percent (0.5%) of the issued and outstanding shares of Common Stock on the date of conversion, calculated immediately after giving effect to the conversion, so that all eight (8) shares of Series B Preferred Stock, if converted together, shall represent four percent (4%) of the total issued and outstanding Common Stock in the aggregate. Accordingly, the number of shares of Common Stock issuable upon the conversion of any number of shares of Series B Preferred Stock (“B”) shall equal (B × 0.005 × O) ÷ (1 − (B × 0.005)), where “O” is the number of shares of Common Stock issued and outstanding immediately before such conversion;

(iii) Non-Dilution. The Series B Preferred Stock is non-dilutive. The conversion percentage set forth in subsection (ii) above is fixed and shall not be reduced by any issuance of shares, conversion of notes, warrants or other securities, stock split, reverse stock split, recapitalization, reclassification, merger, reverse merger, share exchange or other corporate action occurring before conversion. Without limiting the foregoing, no reverse stock split, stock consolidation, share combination, recapitalization, reclassification or similar transaction shall reduce the percentage of the Corporation’s issued and outstanding common equity into which any share of Series B Preferred Stock is convertible, convert the percentage-based conversion right into a fixed-share or one-for-one conversion right, or otherwise diminish the economic effect of the Series B Preferred Stock;

(iv) Automatic Adjustment. Following any transaction described in subsection (iii) above, the conversion rights of the Series B Preferred Stock shall automatically adjust as necessary so that each share of Series B Preferred Stock remains convertible into one-half of one percent (0.5%), and all eight (8) shares of Series B Preferred Stock, if converted together, remain convertible into four percent (4%), of the total issued and outstanding Common Stock calculated immediately after giving effect to such conversion. No fractional-share elimination, rounding convention or similar adjustment shall be applied in a manner that reduces those percentage-based rights;

(v)   Mechanics of Conversion. A holder of Series B Preferred Stock may exercise its conversion right by delivering written notice of conversion to the Corporation or its transfer agent specifying the number of shares of Series B Preferred Stock to be converted. The conversion shall be deemed effective as of the date such notice is delivered, and the Corporation shall cause the shares of Common Stock issuable upon such conversion to be issued to the holder within three

(3) business days thereafter;

(vi) Reservation of Shares. The Corporation shall at all times maintain sufficient authorized and reserved shares of Common Stock to satisfy the full conversion of all outstanding shares of Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock is insufficient for that purpose, the Corporation shall promptly take all corporate action necessary to increase its authorized shares of Common Stock, and the holders of the Series A Preferred Stock shall vote such shares in favor of any increase in authorized shares needed for that purpose;

9

(vii) Protective Provisions. Notwithstanding Article IX or any other provision of these Articles of Incorporation, neither the Corporation nor any holder of Series A Preferred Stock shall amend, waive, cancel, redeem, reclassify, subordinate or otherwise impair the Series B Preferred Stock, this Section (B)(3) of Article IV, or any certificate of designation relating to the Series B Preferred Stock, whether by amendment of these Articles of Incorporation or otherwise, without the prior written consent of each holder of Series B Preferred Stock;

(viii) Voting. Except as otherwise required by law and except for the consent rights set forth in subsection (vii) above, the Series B Preferred Stock shall not entitle the holders thereof to vote on matters submitted to the stockholders of the Corporation;

(ix) Dividends and Liquidation. The holders of Series B Preferred Stock shall be entitled to share ratably with the holders of Common Stock in any dividends or distributions, and in the assets of the Corporation upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, on an as-converted basis, determined as if all shares of Series B Preferred Stock had been converted into Common Stock in accordance with subsection (ii) above immediately prior to the applicable record date or event; and

(x) Redemption. The Series B Preferred Stock shall not be redeemable by the Corporation without the prior written consent of the holder thereof.

ARTICLE V. BOARD OF DIRECTORS

(A)    Number. The number of directors constituting the entire Board shall be as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

(B) Vacancies. Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

(C)	The election of directors need not be by written ballot.

ARTICLE VI. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VII. LIABILITY

To the fullest extent permitted by Florida law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article VII will not eliminate or reduce the effect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

10

ARTICLE VIII. STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Florida as the Bylaws may provide. The books of the Corporation may be kept outside the State of Florida at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE IX. AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Chief Executive Officer of Transglobal Management Group, Inc. pursuant to Section 607.1003 and 607.1007 of the Florida Business Corporation Act, hereby declare and certify, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of October, 2026.

___________________________________

Marc Angell, Chief Executive Officer

.

11